UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January13, 2012
Stamps.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12959 Coral Tree Place, Los Angeles, CA	90066-7020
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(310) 482-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2012, following the approval of the Amendment (defined in Item 5.03 below), the Board of Directors of Stamps.com Inc. (the "Company") elected: (1) Ken McBride to the offices of Chief Executive Officer and Chairman of the Board of Directors of the Company; Mr. McBride was formerly Chief Executive Officer and President of the Company; (2) Kyle Huebner to the offices of Chief Financial Officer and Co-President of the Company; Mr. Huebner was formerly only Chief Financial Officer of the Company; and (3) James Bortnak to the offices of Co-President and Corporate & Business Development Officer; Mr. Bortnak was formerly Senior Vice President, Corporate & Business Development of the Company.  In a related organizational change, effective January 13, 2012, Sebastian Buerba has been named Chief Marketing Officer, Michael Biswas has been named Chief Technology Officer, and John Clem has been named Chief Product & Strategy Officer.

Kenneth McBride, has been one of our directors since 2001.  He was appointed as our Chairman of the Board on January 13, 2012 and has served as our Chief Executive Officer since 2001.  From 2001 until January 13, 2012 he also served as our President.  Additionally, he served as our Chief Financial Officer from 2000 to 2004. Previously, Mr. McBride served as our Senior Director of Finance from 1999 to 2000. Before joining us, Mr. McBride was a research analyst for Salomon Smith Barney covering several industries in the high technology area. Mr. McBride has also worked as an engineer and manager in the semiconductor industry. Mr. McBride holds a bachelor’s degree, with honors, and a master’s degree, in Electrical Engineering from Stanford University. Mr. McBride also holds an MBA from the Graduate School of Business at Stanford University. As President and Chief Executive Officer, Mr. McBride brings extensive insight to our Board regarding the management and operations of our company.

Kyle Huebner has been our Chief Financial Officer since 2004 and on January 13, 2012 was also elected as our Co-President.  Mr. Huebner was our Vice President of Marketing from 2001 to 2004, our Vice President of Corporate Strategy from 2000 to 2001, and our Senior Director of Corporate Strategy from 1999 to 2000. Prior to joining us, from 1997 to 1999, Mr. Huebner was a management consultant at Bain & Company. From 1992 to 1995, Mr. Huebner served as a Research Analyst for J.P. Morgan, Inc. Prior to 1992, Mr. Huebner held various management positions with Melville Corporation. Mr. Huebner received his B.A. in Mathematics from Dartmouth College and his M.B.A. from Harvard University.

James Bortnak was elected as Co-President and Corporate & Business Development officer as of January 13, 2012.  From February 2010 to January 13, 2012 he served as our Senior Vice President, Corporate & Business Development. Mr. Bortnak was previously our Chief Marketing Officer from 2004 to 2009. Mr. Bortnak served as our Vice President, Business Development from 2002 to 2004, and as a senior member of our Business Development group since joining us in 1999. Prior to joining us, Mr. Bortnak practiced business law, focusing in the area of technology and start-up companies. Mr. Bortnak holds an LLB from the University of British Columbia, and has been a member of the California Bar since 1997.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 13, 2012, the Board of Directors of the Company approved and adopted an amendment (the "Amendment") to the Company's Bylaws effective as of January 13, 2012.  The Amendment modifies Article III, Section 7 and Article V (Officers), of the Company's Bylaws, among other things, to provide the Board of Directors with the ability to appoint co-presidents and to make related conforming changes.

This summary does not purport to summarize all changes made in the Amendment and is qualified in its entirety by the Amendment itself, which is filed as Exhibit 3(ii).1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3(ii).1	Amendment dated January 13, 2012 to Bylaws of Stamps.com Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stamps.com Inc.
(Registrant)

January 20, 2012	/s/ Kenneth McBride
Date	(Signature)

Kenneth McBride,
Chief Executive Officer